[SOUTHERN STAR LOGO]

Press Release

Southern Star Central Corp.

Date:

August 9, 2004

Contacts:

Aaron Gold

Susanne Harris

Southern Star Central Corp.

Southern Star Central Gas Pipeline, Inc.

(646) 735-0500

(270) 852-5000

Southern Star Central Corp. Investor Call to Discuss Second Quarter 2004 Results

New York, NY – August 9, 2004.  Southern Star Central Corp. (SSTAR) invites interested parties to listen to a discussion of Southern Star Central Corp.’s results for the second quarter ended June 30, 2004.  The Company’s 10-Q for the quarter ended June 30, 2004 is available on Southern Star Central Corp.’s website  (http://www.southernstarcentralcorp.com/investors/default.htm).  The filing is also available on the EDGAR website (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001260349&owner=include).

The conference call is scheduled for Wednesday, August 11, 2004 at 9:00 a.m. Eastern Daylight Time.  The call-in number is 800-230-1059 (domestic callers) and 612-332-0107 (international callers).

In addition, the call will be recorded and available from Wednesday, August 11, 2004 at 12:30 p.m. Eastern Daylight Time until November 11, 2004 at 11:59 p.m. Eastern Daylight Time at 800-475-6701 (domestic callers) and 320-365-3844 (international callers).   The confirmation number for all callers accessing the recorded conference call is 740710.

About Southern Star Central Corp.

Southern Star Central Corp. (SSTAR) is the parent of Southern Star Central Gas Pipeline, Inc., a natural gas transmission system headquartered in Owensboro, Kentucky, spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States.  The pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Nebraska, Wyoming, Colorado and Texas.  It serves major markets such as St. Louis, Wichita, and Kansas City.

(Due to the length of the URL for the EDGAR website, readers will need to copy and paste the link into their internet browser.)